SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):    September 17, 1998





                            HARVARD INDUSTRIES, INC.
               (Exact name of registrant as specified in charter)




          Florida                       0-21362                21-0715310
(State or other jurisdiction          (Commission             (IRS Employer
     of incorporation)               File Number)          Identification No.)



3 Werner Way                                                        08833
Lebanon, New Jersey                                                 (Zip Code)
(Address of principal executive offices)



Registrant's telephone number, including area code:  (908) 437-4100





          (Former name or former address, if changed from last report)

                                      NONE

Item 4.  Changes in Registrant's Certifying Accountant

         On September 17, 1998, management of Harvard Industries, Inc. (the "Company") dismissed PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") as the Company's independent accountants and appointed the firm of Arthur Andersen LLP ("Arthur Andersen") as the new independent accountants for the Company. The decision to change accountants is subject to ratification by the Board of Directors of the Company.

         Pursuant to Item 304 (a)(1) of Regulation S-K, the Company reports the following:

         (i) The report of PricewaterhouseCoopers on the Company's consolidated financial statements for the fiscal years ended September 30, 1997 and 1996 contained no adverse opinion or disclaimer of opinion and were not qualified as to audit scope or accounting principle. However, the report included an explanatory paragraph to reflect the uncertainty arising from the Company's ability to continue as a going concern as a result of its voluntary filing of petition for reorganization under Chapter 11 of the United States Bankruptcy Code.

         (ii) In connection with its audits for the fiscal ended September 30, 1997 and 1996 years and through September 17, 1998, there have been no disagreements with PricewaterhouseCoopers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of
                  PricewaterhouseCoopers would have caused them to make reference thereto in their report on the financial statements for such years.

         (iii) During each of the fiscal years ended September 30, 1997 and 1996, the following reportable events, as that term is defined by Item 304(a)(1)(v) of Regulation S-K, occurred:

                  (1) PricewaterhouseCoopers became aware of accounting irregularities related to the Company's Doehler-Jarvis, Inc. subsidiaries during the fiscal year ended September 30, 1996. These matters related to inventories, materials and supplies and fixed assets.

                  (2) During each of the two years in the period ended September 30, 1997, the Company experienced significant turnover of accounting and financial personnel. This reduction complicated a lack of uniform (company-wide) accounting practices and information systems. As a result, the Company
                           experienced  certain  material   weaknesses  in
                           internal control.

                  PricewaterhouseCoopers discussed these reportable events with the Company's Audit Committee in August 1996, November 1996, February 1997 and December 1997.

                  Management of the Company has authorized PricewaterhouseCoopers to respond fully to the inquiries of Arthur Andersen, as the Company's successor accountants, concerning the reportable events described above.

         The Company has requested that PricewaterhouseCoopers furnish it a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter will be filed as an amendment to this Form 8-K within ten business days from the date hereof.

         Pursuant to Item 304(a)(2) of Regulation S-K, the Company reports the following:

         During the Company's two most recent fiscal years, and any subsequent interim period prior to engaging Arthur Andersen, the Company has not consulted with Arthur Andersen regarding the application of accounting principles to a specific transaction, or the type of audit opinion that might be rendered with respect to the Company's financial statements.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            HARVARD INDUSTRIES, INC.



                                            By:/s/ Roger G. Pollazzi
                                               ---------------------------------
                                                Name: Roger G. Pollazzi
                                                Title:   Chief Operating Officer

September 24, 1998